Exhibit 10.43

AMENDMENT TO SHARE PURCHASE AGREEMENT DATED APRIL 6, 2015

by and among

EACH OF THE SELLERS NAMED ON SCHEDULE

as Sellers,

and

ID GLOBAL SOLUTIONS CORPORATION,

as Buyer,

Dated as of May 7, 2015

On this day, May 7, 2015, the following amendments were made to the original SHARE PURCHASE AGREEMENT, dated April 6, 2015 (the- “Agreement”), and is made by and among each of the parties identified as a “Seller”, hereinafter referred to individually as a “Seller” and collectively as the “Sellers”) and ID Global Solutions Corporation, a Delaware corporation (together with one or more of its designees, “Buyer”).

WITNESSETH:

WHEREAS, Article I, Section 1.1 Paragraph “Retained Amount” reads as follows:

“Retained Amount” shall mean the total amount of ONE THOUSAND EIGHTEEN MILLION ONE HUNDRED AND SIXTY THOUSAND THREE HUNDRED AND THIRTY FOUR PESOS (COP$1.018.160.334) represented in Retained IDGSC Shares, is hereby amended to:

“Retained Amount” shall mean the total amount of EIGHT HUNDRED AND TWENTY SIX MILLION ONE HUNDRED SIXTY TWO THOUSAND NINE HUNDRED AND FIFTY NINE PESOS (COP$827.162.959) represented in Retained IDGSC Shares. The rate of exchange used in the US$ to COP PESO conversion is US$1=COP2400.

WHEREAS, Article I, Section 1.1 Paragraph “Retained IDGSC Shares” reads as follows:

“Retained IDGSC Shares” means the number of IDGSC Shares that Buyer shall retain until the Sellers pay the Claw-back Liabilities, for a total amount of SIX HUNDRED THOUSAND (600.000)

is hereby amended to:

“Retained IDGSC Shares” means the number of IDGSC Shares that Buyer shall retain until the Sellers pay the Claw-back Liabilities, for a total amount of ONE MILLION FOUR HUNDRED NINETY EIGHT THOUSAND FOUR HUNDRED EIGHTY THREE (1.498.483).

(SIGNATURE PAGES TO FOLLOW)

IN WITNESS WHEREOF, the parties have caused this Amended Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

A2S S.A.S.

By:	/s/ Luis Álvaro Cuestas Rincón
Name: Luis Álvaro Cuestas Rincón
Title: Legal Representative

IN WITNESS WHEREOF, the parties have caused this Amended Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

By:	/s/ Luis Álvaro Cuestas Rincón
Name: Luis Álvaro Cuestas Rincón

IN WITNESS WHEREOF, the parties have caused this Amended Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

By:	Álvaro Mauricio Cuestas Rojas
Name: Álvaro Mauricio Cuestas Rojas

IN WITNESS WHEREOF, the parties have caused this Amended Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

By:	/s/ Sofia Cristina Cuestas Rojas
Name: Sofia Cristina Cuestas Rojas

IN WITNESS WHEREOF, the parties have caused this Amended Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

SELLER:

By:	/s/ Luis Álvaro Cuestas Rincón
Name: Luis Álvaro Cuestas Rincón on behalf of Sofia Cristina Rojas de Cuestas

IN WITNESS WHEREOF, the parties have caused this Amended Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BUYER:

ID GLOBAL SOLUTIONS CORPORATION

By:	/s/ Douglas Wayne Solomon
Name: Douglas Wayne Solomon
Title: Chairman and Chief Operating Officer

Amended MultiPay Shareholders Schedule	7-May-15

		No. of IDGS Shares per	Initial Issue of IDGS Shares	Balance of IDGS Shares to be Issued on Settlement of
Shareholder	Shareholder ID	Agreement	on Closing	Debt	(%)

A2S S.A.S	NIT 900.517.811-1	6,102,374	4,899,176	1,203,198	80.29%
Luis Alvaro Cuestas Rincon	CC 17.032.686	952,630	764,801	187,829	12.53%
Sofia Cristina Cuestas Rojas	CC 52.647.156	97,198	78,034	19,164	1.28%
Alvaro Mauricio Cuestas Rojas	CC 79.940.519	441,058	354,095	86,963	5.80%
Sofia Cristina Rojas de Cuestas	CC 20.606.089	6,740	5,411	1,329	0.09%
		7,600,000	6,101,517	1,498,483	100.00%